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                             EMPLOYMENT AGREEMENT


    THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between FirstPak, Inc. (the "Company"), CalOptical Holding Corporation ("Subsidiary"), and Larry Nathanson ("Executive"), as of the "Effective Time," as defined below.

                                   RECITALS

    A. The Company and Subsidiary have entered into an Agreement and Plan of Reorganization, dated as of July 17, 1997 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of the Company will merge with Subsidiary (the "Merger") and Subsidiary will thereby become a wholly-owned subsidiary of the Company.

    B. The business conducted by Subsidiary prior to the date of the Merger Agreement and the business to be conducted by Subsidiary after the Effective Time of the Merger consists of production and distribution of label and packaging products.

    C. The undersigned is willing to enter into this Agreement to assure the Company that it will receive the full benefit of the business that it is acquiring pursuant to the Merger.

    D. As a material inducement to the Company to enter in to the Merger, Executive agrees to enter into this Agreement.

    NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

    1. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon the "Effective Time" as such term is defined in the Merger Agreement (the "Effective Time"). In the event that the Merger Agreement terminates prior to the Effective Time, this Agreement will be of no force or effect. The Company and Executive agree that this Agreement shall govern the terms and conditions of Executive's provision of services to the Company (and/or its parent and/or subsidiaries) from and after the Effective Time.

    2. TERM OF AGREEMENT. Unless terminated earlier in accordance with the provisions of Section 7, this Agreement shall commence on the Effective Time and shall end on the five-year anniversary of the Effective Time (the "Employment Period").

    3.   DUTIES AND SCOPE OF EMPLOYMENT.

         (a) POSITION; EMPLOYMENT COMMENCEMENT DATE; DUTIES. The Company shall employ Executive as the President of Subsidiary. Executive's duties in such position shall be substantially similar to his or her duties as an employee of Subsidiary immediately prior to the Effective Time.



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         (b)  OBLIGATIONS.  During the Employment Period, Executive shall devote substantially all of his business efforts and time to the Company. Executive agrees, during the Employment Period, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration, other than to the extent that such activities do not materially interfere with Executive's performance of his or her duties under this Agreement, without the prior approval of the Board of Directors of the Company (the "Board").

         (c) BOARD MEMBERSHIP. If Executive is serving as a member of the Board on the date of termination of the Employment Period, he shall tender to the Board his resignation from the Board effective as of such date. The Board shall not be obligated to accept such resignation.

    4. EMPLOYEE BENEFITS. During the Employment Period, Executive shall be eligible to participate in (i) all employee benefit plans currently and hereafter maintained by the Company for senior management according to their terms, and (ii) such other employee benefits as are set forth in this Agreement.

    5.   COMPENSATION.

         (a) BASE SALARY. During the Employment Period, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $238,139 (the "Base Salary"). The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed annually by the Board of Directors of the Company to determine appropriate increases, if any, to the Base Salary. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

         (b) BONUS. During the Employment Period Executive shall be eligible to receive bonuses as determined by the Board or its Compensation Committee, provided, however, that the determination and payment of any and all bonuses shall be at the sole discretion of the Board. The Company shall pay any and all bonuses referred to in this Agreement only at the same time as bonuses are normally paid to senior management of the Company.

         (c) EQUITY COMPENSATION. The Board is granting Executive a stock option to purchase _____ shares of the Company's common stock. The stock option shall be subject to the terms and conditions of the 1997 Stock Plan (the "Stock Plan") and standard form of option agreement (the "Option Agreement").

    6. EXPENSES. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.


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    7.   TERMINATION OF EMPLOYMENT.

         (a) EARLY TERMINATION GENERALLY. The Company may terminate the Executive's employment at any time prior to the expiration of the Employment Period. If the Company terminates the Executive's employment prior to the end the Employment Period without Cause (as defined below), if Executive resigns prior to the end of the Employment Period for Good Reason (as defined below) or if the Executive's employment is terminated prior to the end of the Employment Period due to Executive's death or total and permanent disability, the Executive shall be entitled to receive the payments and benefits referred to in Paragraph 7(c) below (subject to the terms and conditions of said Paragraph).

         (b) TERMINATION FOR CAUSE OR VOLUNTARY RESIGNATION. In the event the Company terminates Executive's employment with the Company for Cause (as defined below) or the Executive voluntarily terminates employment with the Company without Good Reason, then this Agreement shall terminate immediately and Executive shall not be entitled to any benefits or compensation hereunder arising after the date of such termination, and Executive shall only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

              For this purpose, "Cause" shall mean (i) a material breach by Executive of any of his obligations under this Agreement and such breach shall remain uncured for 10 business days after written notice is delivered to Executive by the Company, (ii) any act by the Executive which constitutes gross misconduct of a type and kind which is materially adverse to the Company or Subsidiary, (iii) a violation caused directly and intentionally by Executive of a federal or state law, rule or regulation applicable to the business of the Company or Subsidiary of a type and kind that is materially adverse to the Company or Subsidiary, or (iv) the conviction of the Executive of, or entry by the Executive of a guilty or no contest plea to, the commission of a crime involving moral turpitude or any felony or the rendering of any civil judgement against Executive that materially and adversely affects the Company's or Subsidiary's reputation.

         (c) TERMINATION WITHOUT CAUSE; TERMINATION FOR GOOD REASON; DEATH; DISABILITY. In the event (i) the Company terminates Executive's employment with the Company other than for Cause, (ii) Executive terminates employment for Good Reason, (iii) Executive's employment is terminated as a result of Executive's death, or (iv) Executive's employment is terminated as a result of Executive's permanent and total disability, the Company shall provide Executive with the following benefits:

              (i) SEVERANCE PAYMENTS. Subject to Executive entering into a Release of Claims arising out of Executive's employment (in a form provided by the Company and reasonably satisfactory to Executive), Executive shall be entitled to Base Salary continuation payments, at the Base Salary rate in effect at the date of termination, for thirty (30) months from the Termination Date, to be paid periodically in accordance with the Company's normal payroll policies.


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              (ii)   CONTINUED EMPLOYEE BENEFITS.  The Company shall provide
to Executive, subject to Executive and his dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid health, dental and vision coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination until the earlier of
(x) thirty (30) months from the Termination Date, or (y) the date that the Executive and his dependents become covered under another employer's group health, dental and vision plans that provide Executive and his dependents with comparable benefits and levels of coverage; and

              (iii) OPTION VESTING. The Company agrees to accelerate One Hundred percent (100%) of the unvested portion of any stock option or restricted stock held by the Executive so as to become completely vested; provided, however, that if and to the extent that such potential vesting acceleration would cause a contemplated transaction that was intended to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles, as determined by the Company's independent public accountants prior to such transaction, Executive's stock options shall not have their vesting so accelerated.

              For this purpose, "Good Reason" shall mean (i) without the express written consent of the Executive, a material reduction of the Executive's duties, authority or responsibilities, relative to the Executive's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Executive of such reduced duties, authority or responsibilities; provided, however, that any change in the Executive's duties, authority or responsibilities directly resulting from Subsidiary becoming a subsidiary of the Company pursuant to the Merger shall not constitute Good Reason; (ii) a material breach of this Agreement; (iii) a material reduction in benefits for which Executive is eligible and in effect immediately prior to such reduction, other than a reduction in the benefits of substantially all other similarly situated employees of the Company; (iv) without the express written consent of the Executive, the relocation of the Executive to a facility or a location more than fifty (50) miles from the executive's then present location; and (v) failure on the part of any successor of the Company to assume the Company's obligations under this Agreement.

    8. NONCOMPETE AGREEMENT. Concurrent with the execution of this Agreement, Executive will execute the Noncompete Agreement in the form attached hereto as Exhibit B (the "Noncompete Agreement").

    9.   EXCISE TAX PAYMENTS.

         (a) In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance benefits under Section 7(c) shall be either


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              (1)  delivered in full, or

              (2) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Executive otherwise agree in writing, any determination required under this Section 9 shall be made in writing by the Company's Accountants immediately prior to Change of Control, whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

    10. ASSIGNMENT. Executive's rights and obligations under this Agreement shall not be assignable by Executive. The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to the transfer, by merger, liquidation, or otherwise, of all or substantially all of the business of the Company or Subsidiary provided, however, that any such transfer shall not affect the Company's obligations under the 1997 Stock Plan.

    11. NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent by facsimile, or mailed or sent via Federal Express to the other party at its address set forth below in this
Section 11, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date sent by facsimile or deposited in the United States mail (sent by certified mail, return receipt requested), as the case may be, at the following addresses:

         (i)  If to the Company:

              FirstPak, Inc.
              114 Sansome Street, Suite 1000
              San Francisco, CA  94104
              ATTN: Chairman of the Board of Directors
              Telephone No.:  (415) 362-9800
              Facsimile No.:  (415) 362-5927


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         (ii) If to Executive:

              Larry Nathanson
              CalOptical Holding Corporation
              2099 Burroughs Avenue
              San Leandro, CA  94577
              Telephone No.:  (510) 352-4774
              Facsimile No.:  (510) 352-3714

    12. ARBITRATION. The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Santa Clara County, California under the Employment Dispute Resolution Rules of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

    The arbitrator(s) shall apply the laws of the State of California to the merits of any dispute or claim, without reference to rules of conflicts of law, and the arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

    The parties shall each pay one-half of the costs and expenses of such arbitration, and each party shall pay its own counsel fees and expenses.

         EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 12, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE'S RELATIONSHIP WITH THE COMPANY.

    13. WITHHOLDING. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

    14. SEVERABILITY. If any term or provision of this Agreement shall to any extent be declared illegal or unenforceable by arbitrator(s) or by a duly authorized court of competent jurisdiction, then the remainder of this Agreement or the application of such term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be

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affected thereby, each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and the illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term of provision.

    15. ENTIRE AGREEMENT. This Agreement and the agreements referenced herein represent the entire agreement of the parties with respect to the matters set forth herein, and to the extent inconsistent with other prior contracts, arrangements or understandings between the parties, supersedes all such previous contracts, arrangements or understandings between the Company and Executive. The Agreement may be amended at any time only by mutual written agreement signed by the parties hereto.

    16. GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of California without reference to rules relating to conflict of law (other than any such rules directing application of California law).

    17. HEADINGS. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

    18. COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE
                                  -----------------------------------------
                                  Larry Nathanson



FIRSTPAK, INC.
                                  -----------------------------------------
                                  [NAME & TITLE]



CALOPTICAL HOLDING CORPORATION
                                  -----------------------------------------
                                  [NAME & TITLE]



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